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                                                                   EXHIBIT 10.44

                 COMMERCIAL APPLICATION PARTNER (CAP) AGREEMENT

This Agreement is made effective November 1, 1996 between SYBASE, INC. ("Sybase") with offices at 6475 Christie Avenue, Emeryville, California 94608 (or SYBASE CANADA LIMITED, with offices at I Robert Speck Parkway; Suite 800, Mississauga, Ontario, Canada L4Z 3M3), and Phoenix International Ltd, Inc ("Partner"), with offices at 900 Winderly Pl. Suite 140 Maitland FL 32751.

1. LICENSE GRANT. Subject to the terms and conditions below, Sybase grants to Partner a nonexclusive and nontransferable license to market and distribute copies of unmodified object code versions of those Sybase and/or Powersoft software products identified in the attached initialed Schedules along with accompanying documentation ("Programs") to Partner's customers ("End-Users") who will use the Programs only for their own internal business purposes in the applicable Territory described in each Schedule A, provided that the Programs are distributed for use with computer application programs developed by Partner for commercial distribution to more than one third party and containing significant added functionality over the Programs ("Application Software"). Partner shall license to each End-User the same number of copies of the Programs and the same number of Seats/Named Users for such Programs as Partner licenses to such End-User for its Application Software. In addition to being able to distribute "full use" copies of the Programs, "full use" Seats and "full use" Named Users, Partner may also distribute, with respect to certain Programs identified in Sybase's then-current price list, Application Deployment Copies, Application Deployment Seats and Application Deployment Named Users (which are restricted licenses defined in the Sybase license agreement accompanying each copy of the Program ("Sybase Shrinkwrap")). Partner may also sell to End-Users certain Sybase services as described in the Schedule(s). Notwithstanding the above, if the Territory includes any of the Prohibited Countries set forth in Sybase's then current "Prohibited Country List" (a current copy of which has been provided to Partner), Partner may not market or distribute Programs for use in such Prohibited Countries. The CAP shall not be authorized to use or allow its End-Users to use the Programs for timesharing, rental or service bureau purposes or on behalf of any third party. In connection with the distribution rights granted above, Partner may appoint distributors to distribute the Programs to End-Users within the Territory. The appointment of distributors shall be by contracts which require that the distributor market the Programs only in accordance with the terms of this Agreement and on a basis which protects the proprietary interests of Sybase in and to the Programs to the same extent that Partner's proprietary interests in its own products are protected (but in any event no less than a reasonable extent). Partner may order under this Agreement (a) copies of the Programs for its own internal production purposes and/or developing and supporting the Application Software ("Internal Use Copies"), (b) copies of the Programs which may only be used for developing and supporting the Application Software ("Development Copies"), (c) copies of the Programs which may be distributed to End-Users for evaluation purposes and for up to the number of days designated in the applicable Schedule A, after which they must be returned to Partner ("Evaluation Copies"), and (d) up to that number of copies of the Programs shown on Schedule A for purposes of Partner providing demonstrations and training for the Application Software ("Demonstration Copies"). Partner is authorized to incorporate into the documentation for the Application


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Software portions of the documentation for the Program to the extent such portions are necessary to document usage of the Program in conjunction with the Application Software.

2. FEES AND PAYMENT TERMS. For the first year of this Agreement, Partner shall be responsible for paying to Sybase a non-refundable program fee shown in Schedule A ("Initial Fee"). The Initial Fee is due upon execution of this Agreement by Partner. For each additional year, a non-refundable annual program renewal fee ("Annual Renewal Fee") as set forth in such Schedule is due and payable upon each anniversary of the date of this Agreement. Fees as set forth in the attached Schedule(s) shall be due to Sybase for each copy of the Programs ordered by Partner for an End-User and for each Internal Use Copy; such fees shall be based on Sybase's then-current price list for the country in which the Programs are to be used ("Price List"). The license fee for Development Copies is the same as the fee for Internal Use Copies unless Sybase designates otherwise in its Price List. The license fee for Demonstration Copies, if any, is set forth in the Schedule(s). Notwithstanding the above, there is no charge for authorized Evaluation Copies distributed to End-Users. License fees for Internal Use Copies, Development Copies, Demonstration Copies, and copies of the Programs which Sybase ships to Partner for distribution to End-Users shall be due and payable to Sybase with Partner's order for the Programs or, upon Sybase credit approval of Partner, 30 days after the date of Sybase's invoice for the Programs. Any past-due invoice may subject Partner to credit hold at the sole discretion of Sybase. All fees under this Agreement are stated in United States dollars.

3. OWNERSHIP. Programs are owned by Sybase or its licensors and are protected by copyright law, trade secret laws and international conventions. All rights in and to patents, copyrights, trademarks and trade secrets in the Programs are and shall remain with Sybase and its licensors. No title to or ownership of the Programs is transferred to Partner or End-User. Partner shall not translate, localize or modify any portion of the Programs without the prior written consent of Sybase.

4. ORDERING AND DELIVERY. Internal Use Copies, Development Copies, Demonstration Copies, Evaluation Copies and copies of the Programs for distribution to End-Users shall be ordered from Sybase and delivered by Sybase to Partner (or in the case of Evaluation Copies and copies for distribution to End-Users, Sybase shall deliver the copies directly to the End-Users if so instructed by Partner). Partner will use the "Exhibit A" form adopted by Sybase from time to time (or a Purchase Order containing the same information) to order Programs from Sybase. All shipments are FOB origin, and Partner is responsible for all shipping charges. Except for taxes on Sybase's income, Partner shall be responsible for any sales, use, excise or any other form of taxes resulting from this Agreement.

5. LICENSE ACCOMPANYING PROGRAMS. If Partner uses the Programs, Partner agrees to be bound by the terms and conditions of the Sybase Shrinkwrap. Notwithstanding the above, Development Copies and Demonstration Copies shall only be used for the purposes outlined in Section 1 above and shall be returned to Sybase upon expiration or termination of this Agreement. Partner shall ensure that the End-User's use of the Programs is either subject to the terms and conditions of (a) the Sybase Shrinkwrap or (b) an executed license agreement or



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shrinkwrap agreement between Partner and End-User which is substantially similar to, and no less restrictive in protecting Sybase's interests than, the Sybase Shrinkwrap. If Evaluation Copies are being licensed, the Sybase Shrinkwrap or license agreement between Partner and End-User (as applicable) shall be modified by a written commitment from End-User to use the Programs for a period not to exceed the number of days designated in the applicable schedule to this Agreement. If a conflict arises between this Agreement and any such license agreement, the terms of this Agreement shall prevail. Partner shall undertake reasonable efforts to enforce the terms of any license agreement between Partner and an End-User as it relates to the Programs.

6. REPORTS. Partner shall keep or cause to be kept full and accurate accounts and records of all transactions made by it and by its authorized distributors under this Agreement (including Evaluation Copies) in form such that all amounts owing hereunder to Sybase may be readily and accurately determined. Partner shall undertake to assure that its distributors are (a) accurately reporting to Partner all sales to End-Users and (b) otherwise complying with this Agreement. Partner shall allow Sybase to examine its records to determine compliance with this Agreement. Any examination shall be at the expense of Sybase, shall occur during regular business hours at Partner's offices and shall not interfere unreasonably with Partner's regular activities. Sybase shall give Partner 30 days or more prior written notice of the date of each such examination and the name of the accountant who will be conducting the examinations. All information obtained from conducting the examinations shall be maintained as Confidential Information. Partner agrees to pay Sybase any amounts owing as a result of Partner's non-compliance with the payment provisions of this Agreement within 30 days of the date of the examination report which details such non-compliance. In the event such amounts owed by Partner to Sybase exceeds 5% of total royalties due, Partner shall pay the costs of such examination.

7. SUPPORT & MAINTENANCE. Partner shall be solely responsible for providing End-User technical support and service of warranty claims for Partner's Application Software, including the Programs, provided that Partner may also sell Sybase technical support services for the Programs only, on the terms described in the attached Schedules. Partner may distribute to End-Users to whom it has licensed Application Deployment Copies of a Program updates to such Program which am made generally available by Sybase so long as Partner has paid Sybase all applicable Application Deployment Maintenance Fees.

8. INDEPENDENT CONTRACTORS. Partner and Sybase are independent contractors and are not agents or representatives of each other. Partner does not have the right to bind Sybase and shall not misstate or misrepresent its relationship to Sybase.

9. ADVERTISING; TRADEMARKS. Sybase may identify Partner as a Commercial Application Partner in Sybase advertising and marketing materials, Partner shall not make any representations concerning the Programs which are inconsistent with Sybase's marketing materials and advertising. Partner may utilize applicable Sybase trademarks and logos only in accordance with Sybase's then-current published guidelines, and trademarks shall remain the exclusive property of Sybase or its licensors. Partner shall suitably feature the Programs and



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related trademarks and Sybase's ownership of the Program in any advertising, marketing literature, product documentation and packaging of the Application Software. Partner shall give appropriate recognition in the Application Software of Sybase's proprietary rights in the Programs in the same manner, places and times and no less conspicuously than the recognition of the proprietary rights of others including Partner in the Application Software.

10. TERM AND RIGHTS UPON TERMINATION. This Agreement will become effective as of the date first shown above and shall continue in force for a period of 3 years, subject to (a) Partner's payment of all fees owing hereunder, or (b) termination under Section 11 below. Thereafter, this Agreement shall automatically renew for additional one-year terms subject to payment of Sybase's then-current Annual Renewal Fee and provided that Partner is not then in default of this Agreement, unless written notice of termination is given by either party at least 30 days prior to the expiration of the term then in effect. No expiration or termination of this Agreement shall impair or affect (i) Internal Use Copies, which shall continue so long as Partner is not in breach of the Sybase Shrinkwrap or (ii) copies of Programs distributed by Partner to End-Users in accordance with this Agreement prior to the effective date of the expiration or termination of this Agreement. All Demonstration Copies shall be returned to Sybase. Termination or expiration shall not release either party from its liability to pay any fees accruing prior to the date of the termination or expiration. Sections 3, 5, 10, 11, 12, 13, 14 and 18 of this Agreement shall survive any expiration or termination of this Agreement.

11. DEFAULT. Either party may immediately terminate this Agreement or any license granted hereunder by written notice to the other if such other party breaches any term or condition of this Agreement, including but not limited to failure to pay when due any fee hereunder, and does not remedy such breach within 30 days of written notice thereof from the non-breaching party. Each party will reimburse the other party for all reasonable costs incurred by the other party (including attorneys' fees) in collecting past due amounts hereunder. Any breach which by its nature cannot be remedied shall entitle the non-breaching party to terminate this Agreement immediately upon written notice to the other party. This remedy shall not be an exclusive remedy and shall be in addition to any other remedies which the non-breaching party may have under this Agreement or otherwise.

12. CONFIDENTIAL INFORMATION. Each party will not disclose or use any business and/or technical information of the other designated orally or in writing as "Confidential" or "Proprietary" (together, "Confidential Information") without the prior written consent of the other party. Such restrictions do not extend to any item of information which (a) is now or later becomes available in the public domain without the fault of the receiving party; (b) is disclosed or made available to the receiving party by a third party without restrictions and without breach of any relationship of confidentiality; (c) is independently developed by the receiving party without access to the disclosing party's Confidential Information, (d) is known to the recipient at the time of disclosure, or (e) is produced in compliance with applicable law or court order, provided that the disclosing party is given reasonable notice of such law or order and an opportunity to attempt to preclude or limit such production. Upon termination or expiration of this Agreement, each party shall immediately return all copies of Confidential Information received from the other party. Partner shall not release the results of any



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benchmark of the Programs to any third party without the prior written approval of Sybase for each such release.

13. DISCLAIMER OF WARRANTY; LIMITATION OF LIABILITY. Except as expressly provided in the Sybase Shrinkwrap, NO EXPRESS OR IMPLIED WARRANTY OR CONDITION IS MADE WITH RESPECT TO THE PROGRAMS OR SERVICES SUPPLIED BY SYBASE OR ITS SUBSIDIARIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. The aggregate liability to Sybase and its subsidiaries, if any, for any losses or damages arising out of or in connection with this Agreement, whether the claim is in contract, tort or otherwise, shall not exceed the amount paid by Partner to Sybase under this Agreement for the affected Programs or services. UNDER NO CIRCUMSTANCES SHALL SYBASE, ITS SUBSIDIARIES OR ITS LICENSORS BE LIABLE FOR SPECIAL, INDIRECT, EXEMPLARY, INCIDENTAL AND/OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LEGAL FEES, LOSS OF PROFITS, LOSS OR INACCURACY OF DATA OR LOSS RESULTING FROM BUSINESS DISRUPTION, EVEN IF SYBASE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

14. INDEMNIFICATION. Partner indemnifies and holds harmless Sybase, its affiliates, directors, employees and agents from all third party claims, including court costs and reasonable fees of attorneys and expert witnesses, arising in connection with (a) a breach by Partner of its agreement with an End-User or distributor (unless such breach was caused by Sybase's breach of this Agreement or the Sybase Shrinkwrap), or (b) use of the Application Software if liability is not caused by the Programs as provided by Sybase. Sybase indemnifies and holds harmless Partner, its affiliates, directors, employees and agents from all third party claims, including court costs and reasonable fees of attorneys and expert witnesses, arising in connection with (i) a breach by Sybase of the Sybase Shrinkwrap or (ii) use of the Programs as provided by Sybase if liability is not caused by the Application Software.

15. EXPORT RESTRICTION. Partner shall not transfer, directly or indirectly, any restricted Programs or technical data received from Sybase or its subsidiaries, or the direct product of such data, to any destination subject to export restrictions under U.S. law, unless prior written authorization is obtained from the appropriate U.S. agency.

16. ASSIGNMENT. This Agreement may not be assigned (by operation of law or otherwise) or otherwise transferred in whole or in part by Partner unless Partner has received prior written permission from Sybase, such permission not to be unreasonably denied by Sybase. To the extent Partner is permitted to assign this Agreement, all provisions of this Agreement shall be binding upon Partners successors or assigns.

17. NOTICES. All notices under this Agreement shall be in writing and either delivered personally, sent by first class mail, express carrier or by confirmed facsimile transmission to the address of the party set forth above (and if to Sybase, to the attention of the General Counsel). All notices shall be deemed given on the business day actually received.



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18. OTHER. This Agreement, the initialed Schedules, and any documents explicitly referred to therein, constitute the entire agreement between the parties, supersede any and all previous agreements authorizing Partner to distribute the Programs to third parties and no representation, condition, understanding or agreement of any kind, oral or written, shall be binding upon the parties unless incorporated herein. This Agreement may not be modified or amended, nor will the rights of either party be deemed waived, except by an agreement in writing signed by authorized representatives of Partner and Sybase. Purchase orders shall be binding as to the products and services ordered, and the site for delivery of Programs or performance of services as set forth on the face side of or a special attachment to the purchase order. Other terms and preprinted terms on or attached to any purchase order shall be void. This Agreement shall be governed by, and construed in accordance with, the laws of California if Partner is located in the United States and the laws of Ontario if Partner is located in Canada without regard to their conflict of laws rules or the United Nations Convention on the International Sale of Goods. If any provision of this Agreement is held to be unenforceable, the parties shall substitute for the affected provision an enforceable provision which approximates the intent and economic effect of the provision. The parties have requested that this Agreement and all documents contemplated hereby be drawn up in English. For Quebec
Province transactions: Les parties aux presentes ont exige que cette entente et tous autres documents envisages par les presentes soient rediges en anglais.



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Accepted and agreed on behalf of:

Phoenix International Ltd, Inc. ("Partner")      Sybase, Inc. ("Sybase")
                                                 (or Sybase Canada Limited, if applicable)

  /s/ Ralph Reichard                              /s/ Meg-Ann Meaney
---------------------------------------------     ------------------------------------------
(Authorized Signature)                            (Authorized Signature)


Ralph Reichard
---------------------------------------------     ------------------------------------------
(Printed Name)                                                   (Printed Name)


                                                                Meg-Ann Meaney
President                             11/1/96               Sales Support Manager
---------------------------------------------     -----------------------------------------
(Title)                                (Date)      (Title)                         (Date)


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